UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 21, 2012

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information furnished on exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

On February 21, 2012, Buckeye Technologies Inc. issued a press release announcing that its Foley Plant in Perry, Florida, which manufactures specialty wood cellulose and fluff pulp, is returning to normal operation following a power failure and electrical surge that occurred last Friday, February 17.  The power failure was triggered by a malfunction in a high voltage electrical line and subsequent transformer failure in its power house.  This resulted in the unplanned, complete shutdown of the facility.  Power has been fully restored to the facility, and one of the plant’s two production lines resumed operation at normal rates on Sunday.  Company officials are targeting for the second line to resume normal operation on Wednesday, February 22.  A copy of the press release is attached as exhibit 99.1.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits.

 (d) Exhibits.

99.1	Press release dated February 21, 2012 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: February 21, 2012